Filed Pursuant to Rule 424(b)(3)
                                                File Number 333-27221


Pricing Supplement No. 1
Dated January 21, 1999
(To Prospectus dated May 22, 1997 and Prospectus Supplement dated January 21, 1999)

                                 $200,000,000
                       UNITED DOMINION REALTY TRUST, INC.
                           Medium-Term Notes, Series A

                            Series A Fixed Rate Notes

          The Notes are not Discount Notes. The Issue Price is 100%.

Principal Amount: $15,000,000                   Specified Currency: U.S. dollars
Settlement Date (Original Issue Date):          Stated Maturity Date:
  January 25, 1999                                January 25, 2002
Interest Payment Dates: A/S                     Authorized Denomination: A/S
Initial Redemption Date: N/A                    Initial Redemption Percentage: N/A
Annual Redemption Percentage Reduction: N/A     Optional Repayment Date(s): N/A
Exchange Rate Agent: N/A                        Interest Rate: 7.60%
Default Rate: N/A                               Regular Record Date(s): A/S
                              Additional Terms: N/A
Agent's Commission (%):                         Net Proceeds to the Company (%):
  0.350%                                          99.650%

      "N/A" as used herein means "Not Applicable." "A/S" as used herein means "As stated in the Prospectus Supplement referred to above."

      The Notes are being sold to investors or other purchasers through the Agent acting as agent for the Company.

                               MERRILL LYNCH & CO.